EXHIBIT  23.1


                  CONSENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 8, 2004, appearing in the Annual Report on Form 10-K of Infinity, Inc. for the year ended December 31, 2003 in the following Registration Statements:

     Form     SEC  File  Number     Description
     ----     ---------------     ------------

     S-8      33-90878            Stock  option  plan
     S-8      333-31950           1999  stock  option  plan
     S-8      333-44898           2000  stock  option  plan
     S-8      333-71590           2001  stock  option  plan
     S-8      333-96691           2002  stock  option  plan
     S-3      333-52742           Selling  shareholders
     S-3      333-69292           8%  Convertible  notes
     S-8      333-96671           7%  Convertible  notes
     S-8      333-107838          2003  stock  option  plan




                                /s/  Ehrhardt  Keefe  Steiner  &  Hottman  PC
                                ------------------------------------------------
                                Ehrhardt  Keefe  Steiner  &  Hottman  PC

Denver,  Colorado
April  14,  2004


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